Exhibit 99.1

KushCo Holdings Secures $50 Million Credit Facility from Monroe Capital LLC

GARDEN GROVE, Calif., — August 22, 2019 / KushCo Holdings, Inc. (OTCQX: KSHB) (''KushCo'' or the ''Company''), today announced that it has closed on a $35 million revolving credit facility (the “Facility”) with Monroe Capital LLC (“Monroe”), with an uncommitted accordion of up to $15 million that would bring the Facility to $50 million if implemented.

The Facility will be for a term of five years and will be used for working capital and driving organic growth, as well as other accretive initiatives.

“KushCo continues to execute on its less dilutive financing strategy that will provide the capital necessary to support our continued operations and acquisitive growth,” commented Nick Kovacevich, KushCo’s Chief Executive Officer. “We are excited to partner with an entrepreneurial-focused, private credit firm such as Monroe, and we have plans to grow our businesses together, providing critical products and services to the cannabis and CBD industries. As our customers’ businesses grow, it’s imperative to have an adequately-sized credit facility that will increase to meet their demands.”

“We’re excited to enter this hyper-growth industry in our partnership with KushCo,” commented Ted Koenig, President & CEO of Monroe. “They are a best-in-class business, uniquely positioned to take advantage of opportunities in this emerging business sector, and we look forward to supporting their continued growth and capital needs.”

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About KushCo Holdings

KushCo Holdings, Inc. (OTCQX: KSHB) (www.kushco.com) is the premier producer of ancillary products and services to the cannabis and hemp industries. KushCo Holdings' subsidiaries and brands provide, product quality, exceptional customer service, compliance knowledge and a local presence in serving its diverse customer base.

Founded in 2010, KushCo Holdings has now sold more than 1 billion units to growers, processors and producers across North America, South America, and Europe.

The Company has been featured in media nationwide, including CNBC, Los Angeles Times, TheStreet.com, Entrepreneur, Inc Magazine.

For more information, visit www.kushco.com or call (888) 920-5874

About Monroe Capital

Monroe Capital LLC (“Monroe”) is a private credit asset management firm specializing in direct lending and opportunistic private credit investing. Since 2004, the firm has provided private credit solutions to borrowers in the U.S. and Canada. Monroe’s middle market lending platform provides debt financing to businesses, special situation borrowers, and private equity sponsors. Investment types include cash flow, enterprise value and asset-based loans; unitranche financings; and equity co-investments. Monroe is committed to being a value-added and user-friendly partner to business owners, senior management, and private equity and independent sponsors. The firm is headquartered in Chicago and maintains offices in Atlanta, Boston, Los Angeles, New York, and San Francisco.

Monroe has been recognized by Creditflux as the 2019 Best US Direct Lending Fund; Private Debt Investor as the 2018 Lower Mid-Market Lender of the Year; Global M&A Network as the 2018 Small Middle Markets Lender of the Year; M&A Advisor as the 2016 Lender Firm of the Year; and the U.S. Small Business Administration as the 2015 Small Business Investment Company (SBIC) of the Year. For more information, please visit www.monroecap.com.

Forward-Looking Statements

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent the Company's current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the opinions of the Company's management only as of the date of this release. Please keep in mind that the Company is not obligating itself to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: "potential," "look forward," "expect," "believe," "dedicated," "building," or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward- looking statements made by the Company herein are often discussed in filings the Company makes with the United States Securities and Exchange Commission (SEC), available at: www.sec.gov, and on the Company's website, at: www.kushco.com.

KushCo Holdings Contacts

Media Contact:

Anne Donohoe / Nick Opich

KCSA Strategic Communications

212-896-1265 / 212-896-1206

adonohoe@kcsa.com / nopich@kcsa.com

Investor Contact:

Phil Carlson / Elizabeth Barker

KCSA Strategic Communications

212-896-1233 / 212-896-1203

ir@kushco.com

Monroe Capital Media Contact:

Rachael Cressy

Marketing Manager

312-523-2384

rcressy@monroecap.com